United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : December 12, 2023 (December 7, 2023)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 W 30th St New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 12, 2023, Payoneer Global Inc. (the “Company”) announced that its Board of Directors had authorized an amendment to its existing common stock repurchase program to increase the authorized amount of repurchases to an aggregate amount not to exceed $250 million. The $250 million authorization amends the previous repurchase authorization announced on May 9, 2023, and includes the amount that remains available as of December 7, 2023 to repurchase common stock under, but not any prior repurchases effected pursuant to, the previous authorization. The amended authorization expires December 31, 2025. These share repurchases may take place from time to time, in the open market, through privately negotiated transactions or other means including in accordance with Rule 10b-18 and/or Rule 10b5-1 of the Securities Exchange Act of 1934. The timing and total amount of repurchases is subject to the Company’s discretion. The share repurchase program may be suspended or discontinued at any time and does not obligate the Company to acquire any amount of common stock.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

December 12, 2023	By:	/s/ Bea Ordonez
		Name:	Bea Ordonez
		Title:	Chief Financial Officer